UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2010

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                            Submission of Matters to a Vote of Security Holders.

AECOM Technology Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on March 5, 2010.  The stockholders considered four proposals, each of which is described in the Company’s definitive proxy statement dated January 22, 2010 and filed with the U.S. Securities and Exchange Commission.  Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1:                     Election of four Class II Directors to the Company’s Board of Directors to serve until the Company’s 2013 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	WITHHELD
John M. Dionisio	80,999,256	2,178,470
Robert J. Lowe	81,084,559	2,093,167
Norman Y. Mineta	80,995,144	2,182,582
William P. Rutledge	80,435,338	2,742,388

Broker Non-Votes: 9,033,128

All of the foregoing candidates were elected and each received affirmative votes not only from a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2:                     Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010:

FOR	AGAINST	ABSTAIN
89,846,624	1,694,349	669,881

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 3:                     Approval of the Company’s Executive Incentive Plan:

FOR	AGAINST	ABSTAIN
76,573,758	5,115,523	1,488,445

Broker Non-Votes: 9,033,128

The foregoing proposal was approved.

Proposal 4:                     Approval of the Company’s Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN
79,538,032	2,611,887	1,027,807

Broker Non-Votes: 9,033,128

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: March 11, 2010	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel